UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2011
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1141-A Cummings Road, Santa Paula, California 93060
(Address of Principal Executive Offices) (Zip Code)
(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.
Completion of Acquisition of Renaissance Food Group, LLC
Summary
     On June 1, 2011, Calavo Growers, Inc. (“Calavo”, “our” or “we”), completed the previously announced acquisition (the “Acquisition”) of Renaissance Food Group, LLC (“RFG”). The material terms of the Acquisition were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2011.
     Pursuant to the Agreement and Plan of Merger dated May 25, 2011 (the “Acquisition Agreement”), by and among Calavo, CG Mergersub LLC, RFG and Liberty Fresh Foods, LLC, Kenneth Catchot, Cut Fruit, LLC, James Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and RFG Nominee Trust (collectively, the “Sellers”), we acquired a 100 percent ownership interest in RFG. RFG is a fresh-food company that produces, markets, and distributes nationally a portfolio of healthy, high quality lifestyle products for consumers via the retail channel.
     At closing, we paid the Sellers approximately $16 million, payable in a combination of cash and shares of unregistered Calavo common stock, consisting of $15 million in cash and 43,000 shares of unregistered Calavo common stock, excluding certain adjustments based on RFG’s financial condition at closing, as described below. In addition, if RFG attains specified financial goals for certain 12-month periods prior to the fifth anniversary of the closing, we have agreed to pay the Sellers up to an additional approximately $84 million in earn-out consideration, payable in cash and shares of unregistered Calavo common stock, as described below in greater detail. As a result, if the maximum earn-out consideration is earned, the total consideration payable to the Sellers pursuant to the Acquisition Agreement will be approximately $100 million from the time of closing to the end of the five-year earn-out period.
     The Acquisition Agreement contains covenants, representations and warranties of Calavo and RFG that are customary for transactions of this type. Prior to entering into the Acquisition Agreement, and other than with respect to the Acquisition Agreement, neither we, nor any of our officers, directors, or affiliates had any material relationship with RFG or the Sellers. The following description of the Acquisition Agreement is not intended to be complete and is qualified in its entirety by the text of the Acquisition Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K, as filed with the Commission on June 1, 2011, and is incorporated herein by reference. Pursuant to the terms and conditions of Regulation S-X, neither financial statements of RFG, nor pro forma financial statements are required to be filed under Item 9.01 of Form 8-K.
Consideration at close
     On the closing date, we paid $15 million in cash and issued 43,000 shares of unregistered Calavo common stock to the Sellers, excluding adjustments based on RFG’s financial condition at closing, which at closing were estimated to result in a purchase price reduction of approximately $565,000. All of the stock consideration will be held in escrow as security for potential closing adjustments and indemnification obligations of the Sellers.

Earn-out Consideration
     1st earn-out payment
     If RFG’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for any 12-month period commencing after the closing date and ending prior to the fifth anniversary of the closing date, is equal to or greater than $8.0 million, and RFG has concurrently reached a corresponding revenue achievement, we have agreed to pay the Sellers $5 million in cash and to issue to the Sellers 827,000 shares of unregistered Calavo common stock, representing total consideration of approximately $24 million. This represents the maximum that can be awarded pursuant to the 1st earn-out payment. In the event that the maximum EBITDA and revenue achievements have not been reached within five years after the closing date, but RFG’s 12-month EBITDA during such period equals or exceeds $6 million and RFG has concurrently reached a corresponding revenue achievement, a sliding-scale, as defined, will be used to calculate payment. The minimum amount to be paid in the sliding-scale related to the 1st earn-out payment is approximately $14 million, payable in both cash and shares of unregistered Calavo common stock. RFG has five years to achieve any consideration pursuant to the 1st earn-out payment.
     2nd earn-out payment
     Assuming that the maximum earn-out payment has been achieved in the 1st earn-out payment, if RFG’s EBITDA, for a 15-month period commencing after the closing date and ending prior to the fifth anniversary of the closing date, is equal to or greater than $15.0 million for each of the 12-month periods therein, and RFG has concurrently reached a corresponding revenue achievement, we have agreed to pay the Sellers $50 million in cash and to issue to the Sellers 434,783 shares of unregistered Calavo common stock, representing total consideration of approximately $60 million. This represents the maximum that can be awarded pursuant to the 2nd earn-out payment. In the event that the maximum EBITDA and revenue achievements have not been reached within five years after the closing date, but RFG’s 12-month EBITDA during such period equals or exceeds $10 million, and RFG has concurrently reached a corresponding revenue achievement, a sliding-scale will be used to calculate payment. The minimum amount to be paid in the sliding-scale related to the 2nd earn-out payment is approximately $27 million, payable in both cash and shares of unregistered Calavo common stock. RFG has five years to achieve any consideration pursuant to the 2nd earn-out payment.
     All issuances of securities pursuant to the above have been made or, with respect to the earn-out payments, will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. No general solicitation or advertising was used in connection with the sale of the shares, and Calavo has imposed appropriate limitations on resales. There was no underwriter involved.
Management
     In connection with the Acquisition Agreement, three of RFG’s key employees have entered into employment agreements with RFG, effective as of the closing date. Unless terminated earlier as provided therein, the employment agreements have a term corresponding with the earn-out payment periods described above, and provide for compensation to such employees substantially similar to the compensation of such employees prior to the merger, subject to reduction in certain events.
Item 9.01. Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger dated May 25, 2011 among Calavo Growers, Inc., CG Mergersub LLC, Renaissance Food Group, LLC and Liberty Fresh Foods, LLC, Kenneth Catchot, Cut Fruit, LLC, James Catchot, James Gibson, Jose O. Castillo, Donald L. Johnson and RFG Nominee Trust (1)

(1)	Incorporated by reference to the Current Report on Form 8-K filed with the Commission on June 1, 2011. Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Calavo will furnish copies of the omitted exhibits and schedules to the Commission upon its request. Certain portions of the exhibit have been omitted based upon a request for confidential treatment filed by Calavo with the Commission. The omitted portions of the exhibit have been separately filed by Calavo with the Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 7, 2011	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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